Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-251262), pertaining to the 2018 Amended and Restated Stock Option Plan and the 2020 Omnibus Equity Incentive Plan of Trillium Therapeutics Inc., of our report dated March 18, 2021, with respect to the consolidated financial statements of Trillium Therapeutics Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP
Toronto, Canada,	Chartered Professional Accountants
March 18, 2021	Licensed Public Accountants